Exhibit 99.1

Yodlee Announces Third Quarter 2014 Financial Results

•	Total revenue of $23.2 million grew 27% year-over-year

•	Subscription revenue of $19.8 million grew 38% year-over-year

•	Subsequent to the end of the third quarter, Initial Public Offering raised $74.5 million in net proceeds

Redwood City, CA – November 11, 2014 – Yodlee, Inc. (Nasdaq:YDLE), a leading cloud-based financial platform powering dynamic innovation in digital financial services, today announced its third quarter fiscal 2014 results.

“Yodlee delivered strong third quarter results, which were highlighted by 38% year over year growth in our subscription revenue. We are experiencing broad-based strength across our business, which is best exemplified by the 33% growth in our user base relative to the third quarter of 2013. Additionally, we saw strong uptake of our newer ARPU enhancing data solutions” said Anil Arora, Chairman and CEO of Yodlee.

Arora added, “The Yodlee Financial Cloud is uniquely positioned to drive innovation and is transforming digital financial services among Financial Institutions as well as Internet innovators. We are excited about Yodlee’s market opportunity, and our recent IPO was a seminal milestone for our company and provides the strategic position to continue to drive growth.”

Revenue

•	Total revenue was $23.2 million, an increase of 27% compared to the third quarter of 2013.

•	Subscription revenue was $19.8 million, an increase of 38% compared to the third quarter of 2013.

•	Professional services revenue was $3.4 million, a decrease compared to $4.0 million in the third quarter of 2013.

Operating Income

•	GAAP operating loss was ($1.0) million, compared to operating income of $0.7 million in the third quarter of 2013.

•	Non-GAAP operating income was $0.8 million, compared to $1.1 million in the third quarter of 2013.

Net Income

•

GAAP net loss was ($1.6) million compared to a net income of $0.2 million for the third quarter of 2013. Diluted GAAP net loss per share was ($0.21), based on 7.7 million weighted average common shares outstanding, compared to a diluted GAAP net income per share of $0.01 for the third quarter of 2013, based on 23.2 million diluted weighted average common shares outstanding.

•

Non-GAAP net income was $0.2 million, compared to $0.6 million in the third quarter of 2013. Diluted non-GAAP net income per share was $0.01, based on 31.0 million diluted weighted average common shares outstanding. Diluted non-GAAP net income per share was $0.02 for the third quarter of 2013, based on 30.2 million diluted weighted average common shares outstanding.

These non-GAAP earnings per share calculations assume conversion of our convertible preferred stock to common stock and sale of our common stock in an IPO at the beginning of the periods for the third quarters of both 2014 and 2013.

Adjusted EBITDA

•	Adjusted EBITDA was $1.8 million, an increase from $1.7 million in the third quarter of 2013.

Balance Sheet and Cash Flow

•	Cash and cash equivalents at September 30, 2014 totaled $6.8 million.

•	Cash flow from operations was $1.5 million for the third quarter of 2014. This compares to cash flow from operations of $0.5 million for the third quarter of 2013.

•	Subsequent to the end of the third quarter, the company’s initial public offering raised $74.5 million in net proceeds.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of November 11, 2014, Yodlee is issuing guidance for the fourth quarter and full year 2014 as indicated below.

Full Year 2014:

•	Total revenue is expected to be in the range of $88.2 to $88.7 million.

•	Non-GAAP operating income is expected to be in the range of $1.2 million to $1.5 million.

•	Non-GAAP net loss is expected to be in the range of ($0.3) million to ($0.6) million, or ($0.01) to ($0.02) per share, based on 29.1 million basic weighted average common shares outstanding.

Fourth Quarter 2014:

•	Total revenue is expected to be in the range of $24.0 million to $24.4 million.

•	Non-GAAP operating income (loss) is expected to be in the range of $0.0 to ($0.3) million.

•	Non-GAAP net loss is expected to be in the range of ($0.5) million to ($0.8) million, or ($0.02) to ($0.03) per share, based on 29.3 million basic weighted average common shares outstanding.

Conference Call Details:

In conjunction with this announcement, Yodlee will host a conference call today, November 11, 2014 at 2:00 p.m. Pacific Time to discuss the company’s financial results. To access this call, dial 1-877-407-0784 or 1-201-689-8560. A live webcast can be accessed at www.yodlee.com. A replay of the call will be available, beginning at approximately 5:00 pm PT on November 11, 2014 for two days, at 1-877-870-5176 or 1-858-384-5517, and archived via webcast at www.yodlee.com. The replay access code is 13593994.

About Yodlee

Yodlee (NASDAQ: YDLE) is a leading technology and applications platform powering dynamic, cloud-based innovation for digital financial services. More than 750 companies in over 10 countries, including 9 of the 15 largest U.S. banks and hundreds of Internet services companies, subscribe to the Yodlee platform to power personalized financial apps and services for millions of consumers. Yodlee solutions help transform the speed and delivery of financial innovation, improve digital customer experiences, and deepen customer engagement. Yodlee is headquartered in Redwood City, CA with global offices in London and Bangalore.

Non-GAAP Financial Measures

To supplement Yodlee’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Yodlee considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP operating income, non-GAAP net income and adjusted EBITDA.

Yodlee defines non-GAAP operating income as operating income before provision for stock-based compensation expense, Yodlee defines non-GAAP net income as net income before provision for stock-based compensation expense, and Yodlee defines adjusted EBITDA as net income (loss) before provision for (benefit from) income taxes; other (income) expense, net; depreciation and amortization and stock-based compensation expense.

Yodlee believes that non-GAAP operating income, non-GAAP net income and adjusted EBITDA, each a non-GAAP financial measure, provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations. Yodlee believes that these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Yodlee uses non-GAAP operating income, non-GAAP net income and adjusted EBITDA in conjunction with traditional GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Yodlee has not provided a reconciliation of adjusted non-GAAP operating income (loss) to GAAP operating income (loss), non-GAAP net loss to GAAP net loss or non-GAAP net loss per share to GAAP net loss per share because the Company does not provide guidance for stock-based compensation, which is the reconciling item between those non-GAAP and GAAP measures. As items that impact operating income (loss), net loss and net loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to operating income (loss), net loss and net loss per share is not available without unreasonable effort.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Yodlee’s future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, Yodlee’s expectations regarding the business outlook and guidance for full fiscal year 2014 and fourth quarter 2014, including statements regarding its total revenue, operating income, net loss and stock-based compensation expense for the fourth quarter and full year 2014. Yodlee’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward looking statements. These risks include the possibility that: Yodlee’s paid user base does not continue to grow; Yodlee is unable to secure new subscriptions and deployments of the Yodlee platform by new customers; existing customers fail to renew subscriptions or do not generate additional paid users and sources of revenue; Yodlee is unable to derive revenue from data analytics, market research services and/or revenue-sharing arrangements with partners who develop premium FinApps; and Yodlee experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Prospectus related to the initial public offering of common stock filed with the Securities and Exchange Commission (“SEC”) on October 3, 2014 pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement No. 333-197116). Yodlee’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.yodlee.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Yodlee as of the date hereof, and Yodlee disclaims any obligation to update any forward-looking statements, except as required by law.

Media Contact:

Melanie Flanigan

Senior Director, Marketing

MFlanigan@yodlee.com

1-650-980-3707

Investor Contact:

Sheila B. Ennis

ICR, Inc.

IR@yodlee.com

1-650-980-3661

Yodlee, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Subscription	$19,787	$14,298	$54,690	$40,418
Professional services and other	3,366	3,968	9,530	9,704

Total revenue	23,153	18,266	64,220	50,122
Cost of revenue(1):
Subscription	6,728	4,867	18,127	14,073
Professional services and other	2,263	1,839	6,655	5,684

Total cost of revenue	8,991	6,706	24,782	19,757

Gross profit	14,162	11,560	39,438	30,365
Operating expenses(1):
Research and development	6,225	4,096	16,485	13,505
Sales and marketing	5,966	3,946	15,657	11,347
General and administrative	3,018	2,795	8,537	6,978

Total operating expenses	15,209	10,837	40,679	31,830

Operating income (loss)	(1,047)	723	(1,241)	(1,465)
Other income (expense), net	(40)	(257)	47	(217)

Income (loss) before provision for income taxes	(1,087)	466	(1,194)	(1,682)
Provision for income taxes	532	261	1,374	745

Net income (loss)	$(1,619)	$205	$(2,568)	$(2,427)

Net income (loss) per share attributable to common stockholders:
Basic and diluted	$(0.21)	$0.01	$(0.34)	$(0.34)

Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	7,678	7,248	7,572	7,228

Diluted	7,678	23,196	7,572	7,228

(1)	Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenue—subscription	$249	$46	$348	$152
Cost of revenue—professional services and other	142	24	206	79
Research and development	314	57	442	184
Sales and marketing	391	68	563	221
General and administrative	731	181	1,187	458

Total stock-based compensation expense	$1,827	$376	$2,746	$1,094

Yodlee, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$(1,619)	$205	$(2,568)	$(2,427)
Other comprehensive income (loss), net of taxes:
Foreign currency translation loss	(180)	(238)	(30)	(324)
Change in unrealized gain (loss) on foreign currency contracts designated as cash flow hedges	(283)	(72)	120	(741)

Total other comprehensive income (loss)	(463)	(310)	90	(1,065)

Comprehensive loss	$(2,082)	$(105)	$(2,478)	$(3,492)

Yodlee, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$6,782	$8,134
Accounts receivable, net of allowance for doubtful accounts of $98 and $20 as of September 30, 2014 and December 31, 2013, respectively	10,732	9,873
Accounts receivable—related parties	2,981	2,301
Prepaid expenses and other current assets	5,353	3,529

Total current assets	25,848	23,837
Property and equipment, net	9,432	6,297
Restricted cash	—	146
Goodwill	3,068	3,068
Other assets	5,233	1,112

Total assets	$43,581	$34,460

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,438	$1,880
Accrued liabilities	3,480	2,707
Accrued compensation	7,080	6,577
Convertible preferred stock warrant liabilities	909	760
Deferred revenue, current portion	7,219	7,655
Bank borrowings, current portion	8,056	3,471
Capital lease obligations, current portion	988	574

Total current liabilities	32,170	23,624
Deferred revenue, net of current portion	152	329
Bank borrowings, net of current portion	1,557	2,914
Capital lease obligations, net of current portion	1,535	804
Other long-term liabilities	2,986	2,644

Total liabilities	38,400	30,315
Convertible preferred stock, $0.001 par value—14,666 shares authorized;14,445 shares issued and outstanding as of September 30, 2014 and December 31, 2013 (aggregate liquidation preference of $103,494)	102,224	102,224
Stockholders’ deficit:
Common stock, $0.001 par value—30,000 shares authorized as of September 30, 2014, and 27,800 as of December 31, 2013; 7,708 and 7,444 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	8	7
Additional paid-in capital	257,429	253,917
Accumulated other comprehensive loss	(1,640)	(1,730)
Accumulated deficit	(352,840)	(350,273)

Total stockholders’ deficit	(97,043)	(98,079)

Total liabilities, convertible preferred stock and stockholders’ deficit	$43,581	$34,460

Yodlee, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(2,568)	$(2,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,621	1,918
Proceeds from insurance settlement	—	(141)
Revaluation of warrant liabilities	149	117
Stock-based compensation expense	2,746	1,094
Changes in operating assets and liabilities:
Accounts receivable, net	(1,539)	(2,431)
Prepaid expenses and other assets	(2,153)	407
Accounts payable	999	(235)
Accrued liabilities and other long term liabilities	414	(1,102)
Accrued compensation	503	1,546
Deferred revenue	(614)	(286)

Net cash provided by (used in) operating activities	558	(1,540)
Cash flows from investing activities
Purchases of property and equipment	(4,003)	(2,323)
Proceeds from insurance settlement	—	141

Net cash used in investing activities	(4,003)	(2,182)
Cash flows from financing activities
Proceeds from bank borrowings	6,600	6,000
Principal payments on bank borrowings	(3,373)	(4,498)
Proceeds from issuance of common stock upon exercise of stock options	1,241	282
Principal payments on capital lease obligations	(660)	(324)
Deferred offering costs	(1,242)	—
Repurchase of common stock	(473)	—

Net cash provided by financing activities	2,093	1,460

Net decrease in cash and cash equivalents	(1,352)	(2,262)
Cash and cash equivalents—beginning of period	8,134	7,963

Cash and cash equivalents—end of period	$6,782	$5,701

Supplemental disclosures of cash flow information:
Cash paid for interest	$454	$453
Cash paid for income taxes	$704	$639
Supplemental disclosures of non-cash investing and financing information:
Property and equipment financed through capital lease	$1,804	$863
Property and equipment purchased but not paid at period-end	$106	$181
Issuance of convertible preferred stock upon exercise of warrants	$—	$13
Unpaid deferred offering costs	$2,544	$—

Yodlee, Inc.

Pro forma Condensed Consolidating Balance Sheet

(in thousands)

(Unaudited)

	Historical as of September 30, 2014	Pro Forma Adjustments	Pro forma as of September 30, 2014
	(in thousands)
ASSETS
Total current assets	$25,848	$66,083	$91,931
Total long-term assets	17,733	(3,787)	13,946

Total assets	43,581	62,296	105,877

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Total current liabilities	32,170	(11,509)	20,661
Total long-term liabilities	6,230	(1,557)	4,673
Convertible preferred stock	102,224	(102,224)	—
Stockholders’ equity (deficit):
Common stock	8	21	29
Additional paid-in capital	257,429	177,565	434,994
Accumulated other comprehensive loss	(1,640)	—	(1,640)
Accumulated deficit	(352,840)	—	(352,840)

Total stockholders’ equity (deficit)	(97,043)	177,586	80,543

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$43,581	$62,296	$105,877

The pro forma balance sheet data in the table above reflects $65.95 for the sale of common stock by the Company in its IPO and $8.5 million from the exercise by the underwriters of their option to purchase shares of the Company’s common stock at a public price of $12.00 per share, after deducting the underwriting discounts and commissions, and estimated offering expenses payable by the Company, and the repayment of the outstanding balance of $9.6 million under the credit facility upon receipt of proceeds from the IPO. In addition, the pro forma balance sheet reflects the automatic conversion of all outstanding shares of the convertible preferred stock into an aggregate of 14.4 million shares of the common stock, which conversion occurred immediately prior to the closing of the IPO, and the reclassification of preferred stock warrant liabilities to additional paid-in capital.

Yodlee, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP subscription gross profit	$13,059	$9,431	$36,563	$26,345
Add share-based compensation	249	46	348	152

Non-GAAP subscription gross profit	13,308	9,477	36,911	26,497
Non-GAAP subscription gross margin	67%	66%	67%	66%
GAAP subscription gross margin	66%	66%	67%	65%
GAAP gross profit	14,162	11,560	39,438	30,365
Add share-based compensation	391	70	554	231

Non-GAAP gross profit	14,554	11,630	39,992	30,596
Non-GAAP gross margin	63%	64%	62%	61%
GAAP gross margin	61%	63%	61%	61%
GAAP sales and marketing	5,966	3,946	15,657	11,347
Less share-based compensation	(391)	(68)	(563)	(221)

Non-GAAP sales and marketing	5,576	3,878	15,094	11,126
Non-GAAP sales and marketing as percentage of revenue	24%	21%	24%	22%
GAAP sales and marketing as percentage of revenue	26%	22%	24%	23%
GAAP research and development	6,225	4,096	16,485	13,505
Less share-based compensation	(314)	(57)	(442)	(184)

Non-GAAP research and development	5,911	4,039	16,043	13,321
Non-GAAP research and development as percentage of revenue	26%	22%	25%	27%
GAAP research and development as percentage of revenue	27%	22%	26%	27%
GAAP general and administrative	3,018	2,795	8,537	6,978
Less share-based compensation	(731)	(181)	(1,187)	(458)

Non-GAAP general and administrative	2,287	2,614	7,350	6,520
Non-GAAP general and administrative as percentage of revenue	10%	14%	11%	13%
GAAP general and administrative as percentage of revenue	13%	15%	13%	14%
GAAP operating income (loss)	(1,047)	723	(1,241)	(1,465)
Add share-based compensation	1,827	376	2,746	1,094

Non-GAAP operating profit	780	1,099	1,505	(371)
Non-GAAP operating margin	3%	6%	2%	-1%
GAAP operating margin	-5%	4%	-2%	-3%
GAAP net income (loss)	(1,619)	205	(2,568)	(2,427)
Add share-based compensation	1,827	376	2,746	1,094

Non-GAAP net income (loss)	208	581	178	(1,333)

Diluted non-GAAP net income (loss) per share	$0.01	$0.02	$0.01	$(0.04)

Weighted average shares used in computing GAAP diluted income (loss) per share attributable to common stockholders	7,678	23,196	7,572	7,228
Additional weighted average shares assuming:
Conversion of preferred shares at the beginning of the period	14,445	—	14,445	14,445
Dilutive impact of stock options	1,784	—	1,895	—
Conversion of preferred stock warrants to common stock warrants at the beginning of the period	53	27	53	—
Shares issued in the initial public offering at the beginning of the period	6,250	6,250	6,250	6,250
Shares issued upon the exercise of underwriters option to purchase Company’s common stock at the beginning of the period	761	761	761	761

Shares used in computing non-GAAP diluted income (loss) per share	30,971	30,234	30,976	28,684

The following table provides a reconciliation of net income (loss) to adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$(1,619)	$205	$(2,568)	$(2,427)
Provision for income taxes	532	261	1,374	745
Other expense (income), net	40	257	(47)	217
Depreciation and amortization	1,051	625	2,621	1,918
Stock-based compensation	1,827	376	2,746	1,094

Adjusted EBITDA	$1,831	$1,724	$4,126	$1,547